Exhibit 2
Québec
CERTIFICATE OF AMENDMENT
Companies Act, Part 1A
(R.S.Q., chap. C-38)
I hereby certify that
LABOPHARM INC.
amended its articles on JULY 11, 1997 under Part IA of the Companies Act, as indicated in the attached Articles of Amendment.
Filed in the register on July 10, 1997
under registration number 1145898863

Government of Quebec
Inspector General
of Financial Institutions	(signed)
Inspector General of Financial Institutions

Government of Quebec	Government of Quebec
Inspector General of	Inspector General of
Financial Institutions	Financial Institutions
Form 5
ARTICLES OF AMENDMENT
Companies Act, R.S.Q., c. C-38
Part 1A

1	Corporate name

LABOPHARM INC.

2	Motion filed under section 123.140 and following of the Companies Act

3	The Company’s articles are amended as follows:

Section 2 of the Articles of Amalgamation of the company is amended so that the judicial district of Québec in which the company has its head office is the following:
“LAVAL”

4	Effective date, if different from filing date (see instructions)
July 11, 1997
5	Corporate name (or designating number) prior to the amendment, if different from that mentioned in Item 1

     If there is insufficient space, attach two (2) copies of a schedule.

Signature of
authorized director	(signed)

MICHEL d’AMOURS

Reserved for administrative purposes
Government of Québec
Filed on
JUL 9, 1997
Inspector General
of Financial Institutions

Québec
CERTIFICATE OF AMALGAMATION
Companies Act, Part 1A
(R.S.Q., chap. C-38)
I hereby certify that the companies referred to in the attached Articles of Amalgamation amalgamated on JUNE 11, 1996 under Part IA of the Companies Act, to form a single company under the name
LABOPHARM INC.
As indicated in the attached Articles of Amalgamation.
Filed in the register on June 13, 1996
under registration number 1145898863

Government of Quebec
Inspector General
of Financial Institutions	(signed)
Inspector General of Financial Institutions

Government of Quebec	Government of Quebec
Inspector General of	Inspector General of
Financial Institutions	Financial Institutions
Form 6
ARTICLES OF AMALGAMATION
Companies Act, R.S.Q., c. C-38
Part 1A

1.1
1	Corporate name of the company resulting from the amalgamation

	LABOPHARM INC.	☐ Simplified amalgamation

2	Judicial district in Quebec where the company’s head office is located	3	Specific minimum and maximum number of directors	4	Effective date if different from the date of filing

	Terrebonne		Minimum 3 — maximum 25		N/A

5	Description of share capital

See Schedule 1 attached

6	Restrictions on the transfer of shares, where applicable

N/A

7	Limits imposed on its activities, where applicable

N/A

8	Other provisions

See Schedule 2 attached

9	Corporate name of amalgamating companies	Signature of authorized director

(signed)

LABOPHARM INC.	DENIS LANGLOIS

(signed)

CHARLES ROULEAU

9033-3394 QUÉBEC INC.	(signed)

DENIS LANGLOIS

     If there is insufficient space, attach two (2) copies of a schedule.
Reserved for administrative purposes
Government of Québec
Filed on
JUNE 11, 1996
Inspector General
of Financial Institutions

LABOPHARM INC.
SCHEDULE 1
DESCRIPTION OF SHARE CAPITAL
The company is authorized to issue shares of each of the following classes:
(A) An unlimited number of common shares, all without par value, having the rights, privileges, restrictions and conditions mentioned in paragraph 1 below:
1.	Subject to the rights, privileges, conditions and restrictions attached in priority to the preferred shares, the common shares have the following rights, privileges, conditions and restrictions:
1.1	the holders of common shares shall be entitled to receive notice of, attend and vote at any meeting of shareholders of the company;

1.2	the holders of common shares shall be entitled to receive any dividend declared by the company;

1.3	upon the liquidation of the company, the holders of common shares shall be entitled to share in the remaining assets of the company, in proportion to the number of such shares held respectively by each of them.
(B) An unlimited number of preferred shares, all without par value, having the rights, privileges, restrictions and conditions mentioned in paragraph 2 below:
2.	The preferred shares have the following rights, privileges, conditions and restrictions:
2.1	the preferred shares may be issued at any time in one or more series, as provided below, and rank equally among them, as shares of such class, with respect to the payment of dividends and the sharing of the property in the event of the winding up or liquidation of the company or the distribution of all or part of its assets among the shareholders;

2.2	the Board of Directors may, from time to time, provide for the creation and issuance of a series of preferred shares, and the directors shall, before issuing preferred shares of a given series:
2.2.1	determine the designation of such series of shares;

2.2.2	determine the number of preferred shares making up such series;

2.2.3	determine, subject to the characteristics specific to all the preferred shares, the rights, privileges, conditions and restrictions attached to such series of shares, including, without limiting the generality of the foregoing:
2.2.3.1	the rate and amount or method of calculating the dividend relating to the shares of such series, as well as the terms of payment of such dividend and whether or not it is cumulative; and

2.2.3.2	where applicable, such rights, privileges, conditions and restrictions considered advisable relating to the acquisition by the company of such shares (either by mutual agreement, at the option of the holder or otherwise), the setting up of a redemption or purchase fund in such regard, the exchange or conversion of such shares into shares of another series or class, or the transfer thereof; and
2.2.4	amend the articles of the company accordingly, in accordance with the Quebec Companies Act;
2.3	the preferred shares shall not give their holder the right to vote at, receive notice of or attend meetings of shareholders;

2.4	the holders of preferred shares of a series shall have the right to receive, with respect to each fiscal year of the company or at any other interval contemplated by the articles of amendment relating to such series, preferential dividends, the cumulative or non-cumulative nature, rate, amount or method of calculating as well as the terms of payment shall be as determined in the relevant articles of amendment;

2.5	the holders of preferred shares of a series shall not be entitled, as such, to any additional dividend or dividend other than the specific preferential dividend contemplated by the articles of amendment relating to such series;

2.6	no dividend may be declared, paid or set aside for payment during a fiscal year of the company or any other period determined by the relevant articles of amendment with respect to the common shares or any other share in the capital stock of the company ranking after the preferred shares unless, during such fiscal year or period, any outstanding dividend relating to the preferred shares then outstanding, as well as any dividend accrued on such shares as a cumulative dividend, has been declared and paid or set aside for payment;

2.7	the dividend relating to any preferred share or a series including a cumulative dividend shall begin to run as of the issue date of such share, unless the articles of amendment relating to such series provide for a different date, in which case such cumulative dividend shall begin to run as of the date contemplated by the relevant articles of amendment;

2.8	the dividend relating to any preferred share of a series including a cumulative dividend shall only accrue upon the expiry of such fiscal year or other period for which it is provided, unless the articles of amendment relating to such series are to the effect that such dividend accrues day by day or in another manner, in which case the relevant articles of amendment shall prevail;

2.9	in the event that the amount of a declared dividend is insufficient to pay any current dividend relating to the preferred shares then outstanding, as well as any accrued dividend with respect to such shares with a cumulative dividend, the holders of preferred shares shall participate in such dividend equally and in proportion to the sums which shall be payable in the case of payment in full;

2.10	in the event of the winding up of the company, the sharing of its property upon its liquidation or the distribution of all or part of its assets among the shareholders, the holders of preferred shares of any given series shall receive, in cash or kind, a sum equal to the value of the consideration paid with respect to such outstanding shares, as entered in the issued and paid-up capital account of the company, plus:
2.10.1	in the case of preferred shares having a cumulative dividend, the amount of any dividend then accrued or declared and unpaid thereon;

2.10.2	in the case of preferred shares having a non-cumulative dividend, the amount of any dividend then declared and unpaid thereon; and

2.10.3	where applicable, any other amount determined by the articles of amendment creating such series of shares, it being specified that the holders of preferred shares shall be entitled to receive such sums in preference and priority to any interest of the holders of common shares or of any other class of shares in the capital stock of the company ranking after the preferred shares, equally and in proportion to the amount of their respective claims with respect to such shares which they hold; the holders of preferred shares shall not be entitled to any additional participation as such, and the remaining property of the company shall be vested in the holders of the other shares in the capital stock of the company, according to their respective rights;

3.	Subject to the amendment of the articles of the company in accordance with the relevant provisions of the Quebec Companies Act, and subject to any unanimous shareholders’ agreement of the company, the Board of Directors of the company may at any time adopt a by-law which amends, modifies, suspends or cancels, in whole or in part, the rights, privileges, conditions and restrictions relating to the common shares or the preferred shares or which authorizes the creation of new classes of shares equal to or greater than the shares of such classes; however, no such by-law shall take effect unless it is ratified by the vote of at least three quarters (3/4) of the votes cast by the holders of common shares present or represented at a special general meeting of such holders called for such purpose and, where applicable, by the vote of at least three quarters (3/4) of the votes respectively cast by the holders of shares of each other class affected by such amendment, present or represented at a special general meeting of the holders of such other classes called for such purpose, and all such meetings may be held simultaneously provided that, in all cases, the vote is taken separately for each class of shares of the company for which the rights of the holders are affected by such amendment.

LABOPHARM INC.
SCHEDULE 2
TERMS OF SHARE CONVERSION
1.	The issued and paid-up capital stock of Labopharm Inc. (hereinafter referred to as “Labopharm”) and 9033-3394 Québec inc. (hereinafter referred to as “Québec Inc.”) shall be converted into the capital stock of Labopharm Inc. (hereinafter referred to as “the AMALGAMATED COMPANY” as follows:
(a)	Except for the Class “A” and Class “B” shares in the capital stock of Labopharm held by Québec Inc., the seven million eight hundred twenty-one thousand seven hundred seventy-five (7,821,775) Class “A”, Class “B” and Class “C” issued and fully paid-up shares in the capital stock of Labopharm shall be converted, share for share, into seven million eight hundred twenty-one thousand seven hundred seventy-five (7,821,775) common, issued and fully paid-up common shares of the AMALGAMATED COMPANY;

(b)	The eight million six hundred thirty-one thousand nine hundred forty (8,631,940) issued and fully paid-up common shares in the capital stock of Québec Inc. shall be converted, on the basis of 0.944631913 common share in the capital stock of the AMALGAMATED COMPANY per issued and outstanding common share of Québec Inc., so that such conversion gives rise to the issuance of eight million one hundred fifty-four thousand and six (8,154,006) common shares of the AMALGAMATED COMPANY;

(c)	The issued and outstanding Class “A” and Class “B” shares in the issued and paid-up capital stock of Labopharm belonging to Québec Inc., namely eight million one hundred fifty-four thousand and six (8,154,006) shares, shall be cancelled without repayment of capital.

(d)	The issued and paid-up capital account relating to the fifteen million nine hundred seventy-five seven hundred eighty-one (15,975,781) common shares of the AMALGAMATED COMPANY shall be the same as the issued and paid-up capital account relating to the Class “A”, Class “B” and Class “C” shares in the capital stock of Labopharm.

Québec
CERTIFICATE OF AMENDMENT
Companies Act, Part 1A
(R.S.Q., chap. C-38)
I hereby certify that
LABOPHARM INC.
amended its articles on MAY 2, 1996 under Part IA of the Companies Act, as indicated in the attached Articles of Amendment.
Filed in the register on May 15, 1996
under registration number 1141085325

Government of Quebec
Inspector General
of Financial Institutions	(signed)
Inspector General of Financial Institutions

Government of Quebec
Inspector General of
Financial Institutions
Form 5
ARTICLES OF AMENDMENT
Companies Act, R.S.Q., c. C-38
Part 1A

1	Corporate name

LABOPHARM INC.

2	Current address of the company:

140	Blainville St. E.

No.	Street name

Ste-Thérèse

Municipality

Quebec	J7E 1M5

Province	Postal code

3	☐ Motion filed under section 123.140 and following of the Companies Act

4	The Company’s articles are amended as follows:

The articles of amendment of the company dated January 6, 1995 are amended by the repeal of the following provision:
“Any offer or invitation to the public to subscribe for shares, debentures or other securities of the company is prohibited.”

5	Effective date, if different from filing date (see instructions)	6	Corporate name (or designating number) prior to the amendment, if different from that mentioned in Item 1

     If there is insufficient space, attach two (2) copies of a schedule.

Signature of
authorized director	(signed)

DENIS LANGLOIS

Reserved for administrative purposes

Government of Québec
Filed on
MAY 2, 1996
Inspector General
of Financial Institutions

Québec
CERTIFICATE OF AMENDMENT
Companies Act, Part 1A
(R.S.Q., chap. C-38)
I hereby certify that
LABOPHARM INC.
amended its articles on JUNE 27, 1995 under Part IA of the Companies Act, as indicated in the attached Articles of Amendment.
Filed in the register on July 20, 1995
under registration number 1141085325
Government of Quebec
Inspector General
of Financial Institutions
(signed)
Inspector General of Financial Institutions

Government of Quebec
Inspector General of
Financial Institutions
Form 5
ARTICLES OF AMENDMENT
Companies Act, R.S.Q., c. C-38
Part 1A
1	Corporate name LABOPHARM INC.

2	Current address of the company:

140	Blainville St. E.

No.	Street name

Ste-Thérèse

Municipality

Quebec		J7E 1M5

Province		Postal code

3	☐ Motion filed under section 123.140 and following of the Companies Act

4	The Company’s articles are amended as follows:
(1)	By the replacement in section 6 of the pre-emptive right contemplated by Schedule 2 of the Articles of Amendment filed with the Inspector General of Financial Institutions on September 2, 1994 by the wording attached in Schedule 1 hereof.

5	Effective date, if different from filing date (see instructions)
6	Corporate name (or designating number) prior to the amendment, if different from that mentioned in Item 1

If there is insufficient space, attach two (2) copies of a schedule.
Signature of
authorized director      (signed)

Reserved for administrative purposes
Government of Québec
Filed on
JUNE 27, 1995
Inspector General
of Financial Institutions

SCHEDULE 1
The articles of the company are amended in the following manner:
Section 6 of Schedule 2 is replaced as follows:
“6	The provisions of paragraph 1 hereof shall not apply in any of the following cases:
(i)	issuance of shares or granting of options in favour of the directors, officers, employees and consultants of the company or of a subsidiary of the company in connection with a stock option plan, provided, however, that the total Shares issued or which may be issued does not represent more than ten (sic) (10%) of the total issued and outstanding shares of the company as at December 23, 1994;

(ii)	conversions of issued and outstanding shares into shares of another class of the capital stock of the company;

(iii)	as a stock dividend;

(iv)	granting of stock options up to one million dollars $1,000,000) granted to the Université du Québec à Montréal, and the Université de Montréal the whole as described in an assignment agreement entered into on October 20, 1994 between such universities and the company.”

Québec
CERTIFICATE OF AMENDMENT
Companies Act, Part 1A
(R.S.Q., chap. C-38)
I hereby certify that
LABOPHARM INC.
amended its articles on JANUARY 6, 1995 under Part IA of the Companies Act, as indicated in the attached Articles of Amendment.
Filed in the register on March 2, 1995
under registration number 1141085325
Government of Quebec
Inspector General
of Financial Institutions
(signed)
Inspector General of Financial Institutions

Government of Quebec
Inspector General of
Financial Institutions
Form 5
ARTICLES OF AMENDMENT
Companies Act, R.S.Q., c. C-38
Part 1A
1	Corporate name LABOPHARM INC.

2	Current address of the company:

140	Blainville St. E.

No.	Street name

Ste-Thérèse

Municipality

Quebec		J7E 1M5

Province		Postal code
3	☐ Motion filed under section 123.140 and following of the Companies Act

4	The Company’s articles are amended as follows:

The number of shareholders of the company is limited to fifty (50), not including those who are or were employees of the company or of a subsidiary of the company within the meaning of the Quebec Securities Act.

Any offer or invitation to the public to subscribe for shares, debentures or other securities of the company is prohibited.

5	Effective date, if different from filing date (see instructions)
6	Corporate name (or designating number) prior to the amendment, if different from that mentioned in Item 1

If there is insufficient space, attach two (2) copies of a schedule.
Signature of
authorized director      (signed)
DENIS LANGLOIS

Reserved for administrative purposes
Government of Québec
Filed on
JAN 6, 1995
Inspector General
of Financial Institutions

Québec
CERTIFICATE OF AMENDMENT
Companies Act, Part 1A
(R.S.Q., chap. C-38)
I hereby certify that
LABOPHARM INC.
amended its articles on SEPTEMBER 2, 1994 under Part IA of the Companies Act, as indicated in the attached Articles of Amendment.
Filed in the register on September 13, 1994
under registration number 1141085325
Government of Quebec
Inspector General
of Financial Institutions
(signed)
Inspector General of Financial Institutions

Government of Quebec
Inspector General of
Financial Institutions
Form 5
ARTICLES OF AMENDMENT
Companies Act, R.S.Q., c. C-38
Part 1A
1	Corporate name LABOPHARM INC.

2	Current address of the company:

140	Blainville St. E.

No.	Street name

Ste-Thérèse

Municipality

Quebec		J7E 1M5

Province		Postal code
3	☐ Motion filed under section 123.140 and following of the Companies Act

4	The Company’s articles are amended as follows:
(1)	By the change of the name of the company to: “Labopharm Inc.”

(2)	By the cancellation of Schedules 1 1-A 1-B, 1-C 1-D and 3 of the Articles of Incorporation of the company.

(3)	By the addition of Schedules 1 1-A, 1-B and 1-C as well as Schedule 2 attached which form an integral part of these Articles of Amendment.

5	Effective date, if different from filing date (see instructions)
6	Corporate name (or designating number) prior to the amendment, if different from that mentioned in Item 1

Cemtre de Recherche Appliquée Pharmaceutique CRAP Inc.

If there is insufficient space, attach two (2) copies of a schedule.
Signature of
authorized director      (signed)

Reserved for administrative purposes
Government of Québec
Filed on
SEP 2, 1994
Inspector General
of Financial Institutions

SCHEDULE 1
to the articles of amendment of
Labopharm Inc.
THE COMPANY MAY ISSUE:
1.	an unlimited number of Class “A” shares, without par value, including the rights, privileges, restrictions and conditions described in Schedule 1-A attached to this Schedule to be valid as if recited herein at length;
2.	an unlimited number of Class “B” shares, without par value, including the rights, privileges, restrictions and conditions described in Schedule 1-B attached to this Schedule to be valid as if recited herein at length;
3.	an unlimited number of Class “C” shares, without par value, including the rights, privileges, restrictions and conditions described in Schedule 1-C attached to this Schedule to be valid as if recited herein at length;

SCHEDULE 1-A
to the articles of amendment of
Labopharm Inc.
1. CLASS “A” SHARES
An unlimited number of Class “A” shares, all without par value, subject to the following rights, privileges, restrictions and conditions:
1. Voting right
1.1 The holders of Class “A” shares shall be entitled to vote at all meetings of shareholders except those at which only the holders of certain classes of shares are entitled to vote.
2. Dividend
2.1 The holders of Class “A” shares shall be entitled to receive, pari passu with the holders of Class “B” shares and the holders of Class “C” shares, any amount of dividend declared by the company.
3. Repayment
3.1 In the event of the liquidation, dissolution, cessation of business of the company or any other distribution of its assets, the holders of Class “A” shares shall be entitled to receive, for each Class “A” share held by them, an amount per share corresponding to the result obtained by dividing the amount to be distributed by the total number of Class “A”, Class “B” shares and Class “C” shares then issued and outstanding.
3.2 Once the amount payable to the holders of Class “A”, Class “B” and Class “C” shares has been determined in accordance with section 3.1 of Schedules 1-A, 1-B and 1-C, the holders of Class “A” shares shall also be entitled to receive, in the event of the liquidation, dissolution, cessation of business of the company or any other distribution of its assets, the balance of the amount to be distributed, pro rata to the number of Class “A” shares then issued and outstanding.

SCHEDULE 1-B
to the articles of amendment of
Labopharm Inc.
1. CLASS “B” SHARES
An unlimited number of Class “B” shares, all without par value, subject to the following rights, privileges, restrictions and conditions:
1. Voting right
1.1 The holders of Class “B” shares shall be entitled to vote at all meetings of shareholders except those at which only the holders of certain classes of shares are entitled to vote.
2. Dividend
2.1 The holders of Class “B” shares shall be entitled to receive, pari passu with the holders of Class “A” shares and the holders of Class “C” shares, any amount of dividend declared by the company.
3. Repayment
3.1 In the event of the liquidation, dissolution, cessation of business of the company or any other distribution of its assets, the holders of Class “B” shares shall be entitled to receive, for each Class “B” share held by them, an amount per share corresponding to ninety-nine percent (99.9%) of the amount per share payable to the holders of Class “A” shares according to the provisions of section 3.1 of Schedule 1-A.

SCHEDULE 1-C
to the articles of amendment of
Labopharm Inc.
1. CLASS “C” SHARES
An unlimited number of Class “C” shares, all without par value, subject to the following rights, privileges, restrictions and conditions:
1. Voting right
1.1 The holders of Class “C” shares shall be entitled to vote at all meetings of shareholders except those at which only the holders of certain classes of shares are entitled to vote.
2. Dividend
2.1 The holders of Class “C” shares shall be entitled to receive, pari passu with the holders of Class “A” shares and the holders of Class “B” shares, any amount of dividend declared by the company.
3. Repayment
3.1 In the event of the liquidation, dissolution, cessation of business of the company or any other distribution of its assets, the holders of Class “C” shares shall be entitled to receive, for each Class “C” share held by them, an amount per share corresponding to ninety-nine point eight percent (99.8%) of the amount per share payable to the holders of Class “A” shares according to the provisions of section 3.1 of Schedule 1-A.

SCHEDULE 2
to the articles of amendment of
Labopharm Inc.
SHARE CONVERSION
The six thousand currently issued and outstanding Class “A” shares of the company are converted into Class “B” shares described in Schedule 1-B attached to these articles of amendment, on the basis of the issuance of one thousand three hundred eight point thirty-three (1,308.33) Class “B” shares for each currently issued and outstanding Class “A” share so that the following shares are issued to the holders hereinafter mentioned following such conversion:

Gestion Labopharm Inc.:
(formerly Labopharm Inc.)	7,351,506	Class "B" shares
Vincent Lanaerts:	392,500	Class "B" shares
Raymond Langlois:	105,975	Class "B" shares
The issued and paid-up capital account relating to the Class “A” shares thereby converted is attributed to the issued and paid-up capital account relating to the Class “B” shares resulting from the conversion.
PRE-EMPTIVE RIGHT
1	If the company wishes to issue new Class “A”, Class “B” or Class “C” shares of its capital stock (the said shares being hereinafter referred to as the “Shares”), it shall, at least thirty (30) days before the date of such issuance, notify all the holders of Shares then issued and outstanding (the said persons being hereinafter collectively referred to as the “Shareholders” and individually as the “Shareholder”), in writing, of the terms, prices and conditions of the said issuance. The shareholders shall have the right, within such thirty (30) day period, to subscribe for and purchase the shares to be thereby issued, pro rata to the number of shares which each shareholder holds in the company in relation to the total number of issued and outstanding shares.
2	In the event that a Shareholder to whom the offer is made does not notify the company, within the prescribed time, of his or her acceptance or refusal, he or she shall be deemed to have refused it.
3	In the case of the refusal of any Shareholder to subscribe, within such period, for all or part of the new Shares, there shall be an increase in favour of the other Shareholders, who may exercise, in the proportion between them of their respective shareholding, their right to subscribe for such new Shares to be issued.

They shall then have an additional fifteen (15) day period, following the notice given by the company to such effect, to take advantage of such increase, by means of written notice to such effect addressed to the company, failing which they shall be irrevocably deemed to have refused the offer.
4	If such other Shareholders do not wish to take advantage of all or part of the new Shares to be issued, the company may issue the new unsubscribed Shares to persons who are not shareholders of the company, but on conditions which shall not be more favourable than those offered to the Shareholders.
5	If the Shares which the company intends to thereby issue have not been issued within ninety (90) days of the notice stipulated above in paragraph 1, the company shall again and each time comply with the provisions of paragraphs 1 to 4 above before proceeding with any issuance of Shares.
6	The provisions of paragraph 1 hereof shall not apply in any of the following cases:
(i)	in the case of the issuance of Shares or the granting of options in favour of members of management or employees of the company and its affiliates in connection with a stock option or share purchase plan, provided, however, that the total of the Shares then issued or which may be issued does not represent more than five percent (5%) of the issued and outstanding Shares of the company;

(ii)	in the case of conversions of issued and outstanding Shares into shares of another class of the capital stock of the company;

(iii)	as a stock dividend;

Government of Quebec
Inspector General of
Financial Institutions	CERTIFICATE OF INCORPORATION
Companies Act
(R.S.Q., chap. C-38)

Part IA
I hereby certify that the following company
CENTRE DE RECHERCHE APPLIQUÉE
PHARMACEUTIQUE CRAP INC.
was incorporated under Part IA of the Companies Act, as
indicated in the attached Articles of Incorporation.
1990 10 26

Government of Quebec
Inspector General
of Financial Institutions	(signed)
Inspector General of Financial Institutions
2845-5855

Government of Quebec
Inspector General of
Financial Institutions	CERTIFICATE OF REGISTRATION
Companies Act
(R.S.Q., chap. C-38)

Part IA
I hereby certify that the copy accompanying this certificate is a true copy of the original of a document involving
CENTRE DE RECHERCHE APPLIQUÉE
PHARMACEUTIQUE CRAP INC.
and that such copy was registered on
1990 10 29
in libro S-2195, folio 54

Government of Quebec
Inspector General
of Financial Institutions	(signed)
Inspector General of Financial Institutions
2845-5855

Government of Quebec
Inspector General of
Financial Institutions	Form 1
ARTICLES OF INCORPORATION
Companies Act
Part 1A

1 Corporate name or number	1A. NAME RESERVATION NUMBER OF THE
CENTRE DE RECHERCHES & D’ANALYSES SUR
CENTRE DE RECHERCHE	LES CORPORATIONS
APPLIQUÉE PHARMACEUTIQUE
CRAP INC.	CRAC A — 393086

2	Judicial district in Quebec	3	Specific number or minimum	4	Effective date if
	where the company’s head		and maximum number of		different from the date
	office is located		directors		of filing

	TERREBONNE		min 1 — max 10

5	Description of share capital

See Schedules 1, 1-A, 1-B, 1-C and 1-D

6	Restrictions on the transfer of shares, where applicable

See Schedule 2

7	Limits imposed on its activities, where applicable

N/A

8	Other provisions

See Schedule 3

9	Founders

	Address including postal code (in		Signature of each founder (in
Last and first name	the case of a corporation, indicate	Profession	the case of a corporation,
	the head office and constituting		signature of authorized person)
act)

d’AMOURS, Michel	7305 Marie-Victorin		(signed)
Suite 510, Brossard
	Quebec, J4W 1A6	Attorney

If there is insufficient space, attach a schedule.

Reserved for administrative purposes	2845-5855
Government of Québec
Filed on
OCT 26, 1990
Inspector General
of Financial Institutions

SCHEDULE 1
to the articles of incorporation of
CENTRE DE RECHERCHE APPLIQUÉE PHARMACEUTIQUE
CRAP INC.
The company may issue:

1.	an unlimited number of Class “A” shares, without par value, including the rights, privileges, restrictions and conditions described in Schedule 1-A attached to this schedule to be valid as if recited herein at length;

2.	an unlimited number of Class “B” shares, without par value, including the rights, privileges, restrictions and conditions described in Schedule 1-B attached to this schedule to be valid as if recited herein at length;

3.	an unlimited number of Class “C” shares, without par value, including the rights, privileges, restrictions and conditions described in Schedule 1-C attached to this schedule to be valid as if recited herein at length;

4.	an unlimited number of Class “D” shares, without par value, including the rights, privileges, restrictions and conditions described in Schedule 1-D attached to this schedule to be valid as if recited herein at length.

SCHEDULE 1-A
to the articles of incorporation of
CENTRE DE RECHERCHE APPLIQUÉE PHARMACEUTIQUE
CRAP INC.
1. CLASS “A” SHARES
     An unlimited number of Class “A” shares, all without par value, subject to the following rights, privileges, restrictions and conditions:
1 Voting right
1.1 The holders of Class “A” shares shall be entitled to vote at all meetings of shareholders except those at which only the holders of certain classes of shares are entitled to vote.
2. Participation
2.1 Subject to the rights of the holders of Class “C” and Class “D” shares but pari passu with the holders of Class “B” shares, the holders of Class “A” shares shall be entitled to receive any amount of dividend declared by the company and to share in the remaining assets of the company upon its liquidation, dissolution, cessation of business or any other distribution of its assets.
3. Miscellaneous
3.1 When, under the provisions of this schedule, certain rights of the holders of Class “A” shares rank pari passu with those of the holders of Class “B” shares with respect to the declaration and payment of the dividend, any declaration and payment of a dividend to the holders of Class “A” shares shall be made by paying equal amounts on each Class “A” share and each Class “B” share then outstanding, without priority or distinction.

SCHEDULE 1-B
to the articles of incorporation of
CENTRE DE RECHERCHE APPLIQUÉE PHARMACEUTIQUE
CRAP INC.
2. CLASS “B” SHARES
     An unlimited number of Class “B” shares, all without par value, subject to the following rights, privileges, restrictions and conditions:
1. Voting right
1.1 The holders of Class “B” shares shall not be entitled to vote on such Class “B” shares at meetings of shareholders or to receive notice of meetings or to attend such meetings.
2. Participation
2.1 Subject to the rights of the holders of Class “C” and Class “D” shares but pari passu with the holders of Class “A” shares, the holders of Class “B” shares shall be entitled to receive any amount of dividend declared by the company and to share in the remaining assets of the company upon its liquidation, dissolution, cessation of business or any other distribution of its assets.
3. Miscellaneous
3.1 When, under the provisions of this schedule, certain rights of the holders of Class “B” shares rank pari passu with those of the holders of Class “A” shares with respect to the declaration and payment of the dividend, any declaration and payment of a dividend to the holders of Class “B” shares shall be made by paying equal amounts on each Class “B” share and each Class “A” share then outstanding, without priority or distinction.

SCHEDULE 1-C
to the articles of incorporation of
CENTRE DE RECHERCHE APPLIQUÉE PHARMACEUTIQUE
CRAP INC.
3. CLASS “C” SHARES
     An unlimited number of Class “C” shares, all without par value, subject to the following rights, privileges, restrictions and conditions:
1. Dividend
1.1 Subject to paragraphs 1.2 and 1.3, the holders of Class “C” shares shall be entitled to receive, for each fiscal year, when and to the extent that the Board of Directors so declares, from the profits and surplus of the company available for the payment of dividends, a fixed, non-cumulative dividend, in cash or otherwise, of eight percent (8%) calculated on the amount represented by the consideration received by the company for the issuance of the Class “C” shares then outstanding, less, where applicable, the amount represented by any repayment or decrease of declared capital made by the company, before the declaration of the dividend, on the Class “C” shares then outstanding. In addition, in the event that a fiscal year of the company is less than three hundred sixty-five (365) days, the rate of the above-mentioned dividend shall be adjusted to correspond to the proportion represented by the number of days during such fiscal year divided by three hundred sixty-five (365) days.
1.2 No dividend may, during a given fiscal year, be declared, paid or set aside for payment with respect to the Class “A”, Class “B” and Class “D” shares unless, during the same fiscal year, the prescribed dividend with respect to the Class “C” shares has been declared, paid or set aside for payment.
1.3 If, for a given fiscal year, after providing for full payment of the dividends on the Class “C” shares, there are profits or surpluses available for the payment of dividends, such profits or surpluses may, at the option of the Board of Directors of the company, be distributed on the Class “A”, Class “B” and Class “D” shares, according to the rights, privileges, conditions and restrictions relating to the Class “A”, Class “B” and Class “D” shares.
1.4 No other dividend, or any dividend which would exceed the above-mentioned dividend, shall be attributable to the holders of Class “C” shares for each fiscal year.
1.5 The cheques issued by the company, where applicable, in payment of a dividend shall constitute valid payment if they are drawn on the authorized bank of the company and cashable free of charge, with the consent of the holder of Class “C” shares, by the remittance of a promissory note payable upon demand by the company.

2. Repayment
2.1 In the event of the liquidation, dissolution, cessation of business of the company or any other distribution of its assets, the holders of Class “C” shares shall be entitled to receive, prior to any distribution to the holders of Class “A”, Class “B” and Class “D” shares, a sum corresponding to the amount represented by the consideration received by the company for the issuance of the Class “C” shares then outstanding less, where applicable, the amount represented by any repayment or decrease in capital made by the company prior to such distribution on the Class “C” shares then outstanding, plus the declared and unpaid dividends on the Class “C” shares.
3. Additional participation
3.1 The Class “C” shares shall not participate otherwise in the profits and surplus assets of the company.
4. Voting rights
4.1 The holders of Class “C” shares shall not be entitled to vote such Class “C” shares at meetings of shareholders or to receive notice of or attend such meetings.
5. Redemption at the option of the holder
5.1 Subject to the provisions of the Quebec Companies Act, the holders of Class “C” shares may, at their option, at any time and from time to time, require that the company redeem all or part of their Class “C” shares for an amount corresponding, with respect to each Class “C” share so redeemed, to the amount represented by the consideration received by the company on the said Class “C” share for its issuance less, where applicable, the amount represented by any repayment or decrease in declared capital made by the company on such Class “C” share before its redemption, plus the declared and unpaid dividends on the said Class “C” share.
5.2 The holder shall give the secretary of the company written notice of redemption indicating the class and number of shares to be redeemed and the certificate(s) representing such shares; within ten (10) days of the completion of such formalities and upon remittance for cancellation of the certificates representing the shares to be thereby redeemed, the company shall issue a cheque made payable to the holder representing the amount to which such holder is entitled pursuant to his or her redemption privilege. As of the redemption date set in the notice, the redeemed Class “C” shares shall no longer give any right to their holders. If only part of the Class “C” shares represented by a certificate has been the subject of such a redemption, a new certificate for the balance of the unredeemed shares shall be issued at the expense of the company.
6. Redemption right

6.1 Subject to the provisions of the Quebec Companies Act, the Class “C” shares shall be redeemable in whole or in part at the option of the company upon at least ten (10) days’ written notice, at the redemption price stipulated below. The redemption price of a Class “C” share shall be equal to the amount represented by the consideration received by the company on the said Class “C” share for its issuance less, where applicable, the amount represented by any repayment or decrease in declared capital made by the company on such Class “C” share, prior to its redemption, plus the declared and unpaid dividends on the said Class “C” share. If only part of the Class “C” shares then outstanding must be redeemed, the said shares shall be redeemed pro rata without taking account of fractional shares, or in any other manner decided by the Board of Directors of the company agreed to unanimously by the holders of Class “C” shares then outstanding.
6.2 The notice of redemption mentioned above shall indicate the redemption price, the place where such price will be paid, the date on which the redemption will take place and, if only part of the Class “C” shares held by a shareholder to whom the notice is addressed is subject to redemption, the number of Class “C” shares to be redeemed. The company shall pay the redemption price as indicated or cause it to be paid to each holder of Class “C” shares or to his or her order, upon presentation and remittance at the head office of the company or at any other place designated for such purpose in the notice of redemption, certificates representing the Class “C” shares subject to redemption and the said Class “C” shares shall, as of such time, be considered to have been redeemed. Where only part of the Class “C” shares represented by a certificate has been the subject of such a redemption, a new certificate for the balance of the unredeemed shares shall be issued at the expense of the company.
6.3 As of the redemption date set in the notice, the Class “C” shares to be redeemed shall no longer give their holders any right unless the company fails to pay the redemption price as aforementioned upon presentation of the certificates representing the said shares.
6.4 The company may, at any time, deposit the redemption price in a special account in any chartered bank or trust company in Canada the name of which is mentioned in the notice, and the amount of such deposit shall be paid without interest to the various holders of Class “C” shares thereby called for redemption or to their order upon presentation and remittance to such bank or trust company of the certificates representing the said shares. As of the date on which such deposit was made or, as the case may be, of the redemption date set in the notice if such date is subsequent to the deposit, the Class “C” shares with respect to which such deposit has been made shall be considered to have been redeemed and the rights of their holders as of such deposit or redemption, as the case may be, shall be limited to receiving, without interest, their share of the total redemption price thereby deposited upon presentation and remittance of the share certificates they respectively hold.
7. Purchase by mutual agreement

7.1 Subject to the provisions of the Quebec Companies Act, the company may, at any time and from time to time, following offers to sell received subsequent to a request in such respect addressed by the company to all the holders of Class “C” shares, or in any other manner, purchase by agreement all or part of the Class “C” shares at the lowest price at which, in the opinion of the Board of Directors, such shares may be purchased; however, such price shall in no case exceed, with respect to each share so purchased, the amount represented by the consideration received by the company on the said Class “C” share for its issuance less, where applicable, the amount represented by any repayment or decrease in declared capital made by the company on such Class “C” share, prior to its purchase, plus the declared and unpaid dividends on the said Class “C” share. If only part of the issued Class “C” shares are to be purchased by agreement, the said shares shall be purchased pro rata without taking account of fractional shares, or in any other manner decided by the Board of Directors of the company.
8. Adjustment
8.1 In the event that any tax authority having jurisdiction issues or proposes to issue an assessment or reassessment for the purpose of income tax, tax on donations or any other tax (fees, taxes, etc.) on the basis that the fair market value, as of the date the Class “C” shares are issued, of the goods received by the company as consideration for the issuance of such Class “C” shares was different from the fair market value of the consideration received for the issuance of the said shares as determined by the directors of the company, the said consideration for the issuance of such Class “C” shares shall be increased or reduced by an amount corresponding to the difference, without payment or repayment whatsoever by or to its holder, provided, however, that such assessment or reassessment has become final and permanent either because it is uncontested by an appeal or further to a final judgement of the Court or of any other tribunal which has decided in final instance on the issue or further to a settlement entered into between the company, the holders of the said Class “C” shares and the said tax authority. In the event of a difference between the federal and provincial assessments, the above-mentioned adjustment shall be made on the basis of the lesser of the two amounts, determined in the above-described manner.
8.2 In the event that, when the adjustment is made, there has already been a purchase or redemption of one or more Class “C” shares leading to an adjustment upward, the company shall revise the purchase or redemption price if it was increased, effective as of the date of purchase or redemption of the Class “C” share(s) thereby purchased or redeemed, and any sum so paid by the company to revise the purchase or redemption price shall be deemed to be paid upon the purchase or redemption of the said Class “C” share(s) and, in the event of an adjustment downward, the holder of the purchased or redeemed share shall repay the overpayment to the company, the whole in accordance with the said adjustment. Similarly, in the event that, at the time of the adjustment, dividends have been declared on the Class “C” shares, the said dividends shall be adjusted accordingly, based on the fair market value of the consideration received by the company for the issuance of the Class “C” shares in the event of an adjustment upward and, in the event of an adjustment downward, the said holders shall remit the overpayment to the company, the whole in accordance with the adjustment made as indicated above.
9. Miscellaneous
9.1 For the purpose of this Schedule 1-C, the consideration received by the company for the issuance of a Class “C” share, in the case of cash, is the sum of money actually received by the company in cash with respect to the said share and, in the case of goods other than cash or in the case of services, the consideration received shall be the fair market value of such goods or services, expressed in cash as determined by the Board of Directors of the company further to the adoption of a resolution to such effect.

SCHEDULE 1-D
to the articles of incorporation of
CENTRE DE RECHERCHE APPLIQUÉE PHARMACEUTIQUE
CRAP INC.
4. CLASS “D” SHARES
     An unlimited number of Class “D” shares, all without par value, subject to the following rights, privileges, restrictions and conditions:
1. Dividend
1.1 Subject to paragraphs 1.2 and 1.3, the holders of Class “D” shares shall be entitled to receive, for each fiscal year, when and to the extent that the Board of Directors so declares, from the profits and surplus of the company available for the payment of dividends, a fixed, non-cumulative dividend, in cash or otherwise, of eight and one-half percent (8 1/2%) calculated on the amount represented by the consideration received by the company for the issuance of the Class “D” shares outstanding, less, where applicable, the amount represented by any repayment or decrease of declared capital made by the company, before the declaration of the dividend, on the Class “D” shares then outstanding. In addition, in the event that a fiscal year of the company is less than three hundred sixty-five (365) days, the rate of the above-mentioned dividend shall be adjusted to correspond to the proportion represented by the number of days during such fiscal year divided by three hundred sixty-five (365) days.
1.2 Subject to the rights of the holders of Class “C” shares, no dividend may, during a given fiscal year, be declared, paid or set aside for payment with respect to the Class “A” and Class “B” shares unless, during the same fiscal year, the prescribed dividend with respect to the Class “D” shares has been declared, paid or set aside for payment.
1.3 Subject to the rights of the holders of Class “C” shares, if, for a given fiscal year, after providing for full payment of the dividends on the Class “D” shares, there are profits or surpluses available for the payment of dividends, such profits or surpluses may, at the option of the Board of Directors of the company, be distributed on the Class “A” and Class “B” shares, according to the rights, privileges, conditions and restrictions relating to the Class “A” and Class “B” shares.
1.4 No other dividend, or any dividend which would exceed the above-mentioned dividend, shall be attributable to the holders of Class “D” shares for each fiscal year.
1.5 The cheques issued by the company, where applicable, in payment of a dividend shall constitute valid payment if they are drawn on the authorized bank of the company and cashable free of charge, with the consent of the holder of Class “D” shares, by the remittance of a promissory note payable upon demand by the company.

2. Repayment
2.1 In the event of the liquidation, dissolution, cessation of business of the company or any other distribution of its assets, the holders of Class “D” shares shall be entitled to receive, prior to any distribution to the holders of Class “A” and Class “B” shares, but after the holders of Class “C” shares, a sum corresponding to the amount represented by the consideration received by the company for the issuance of the Class “D” shares then outstanding less, where applicable, the amount represented by any repayment or decrease in capital made by the company prior to such distribution on the Class “D” shares then outstanding, plus the declared and unpaid dividends on the Class “D” shares.
3. Additional participation
3.1 The Class “D” shares shall not participate otherwise in the profits and surplus assets of the company.
4. Voting rights
4.1 The holders of Class “D” shares shall not be entitled to vote such Class “D” shares at meetings of shareholders or to receive notice of or attend such meetings.
5. Redemption right
5.1 Subject to the provisions of the Quebec Companies Act, the Class “D” shares shall be redeemable in whole or in part at the option of the company upon at least ten (10) days’ written notice, at the redemption price stipulated below. The redemption price of a Class “D” share shall be equal to the amount represented by the consideration received by the company on the said Class “D” share for its issuance less, where applicable, the amount represented by any repayment or decrease in declared capital made by the company on such Class “D” share, prior to its redemption, plus the declared and unpaid dividends on the said Class “D” share. If only part of the Class “D” shares then outstanding must be redeemed, the said shares shall be redeemed pro rata without taking account of fractional shares, or in any other manner decided by the Board of Directors of the company agreed to unanimously by the holders of Class “D” shares then outstanding.
5.2 The notice of redemption mentioned above shall indicate the redemption price, the place where such price will be paid, the date on which the redemption will take place and, if only part of the Class “D” shares held by a shareholder to whom the notice is addressed is subject to redemption, the number of Class “D” shares to be redeemed. The company shall pay the redemption price as indicated or cause it to be paid to each holder of Class “D” shares or to his or her order, upon presentation and remittance at the head office of the company or at any other place designated for such purpose in the notice of redemption, certificates representing the Class “D” shares subject to redemption and the said Class “D” shares shall, as of such time, be considered to have been redeemed. Where only part of the Class “D” shares represented by a certificate has been the subject of such a redemption, a new certificate for the balance of the unredeemed shares shall be issued at the expense of the company.
5.3 As of the redemption date set in the notice, the Class “D” shares to be redeemed shall no longer give their holders any right unless the company fails to pay the redemption price as aforementioned upon presentation of the certificates representing the said shares.
5.4 The company may, at any time, deposit the redemption price in a special account in any chartered bank or trust company in Canada the name of which is mentioned in the notice, and the amount of such deposit shall be paid without interest to the various holders of Class “D” shares thereby called for redemption or to their order upon presentation and remittance to such bank or trust company of the certificates representing the said shares. As of the date on which such deposit was made or, as the case may be, of the redemption date set in the notice if such date is subsequent to the deposit, the Class “D” shares with respect to which such deposit has been made shall be considered to have been redeemed and the rights of their holders as of such deposit or redemption, as the case may be, shall be limited to receiving, without interest, their share of the total redemption price thereby deposited upon presentation and remittance of the share certificates they respectively hold.
6. Purchase by mutual agreement
6.1 Subject to the provisions of the Quebec Companies Act, the company may, at any time and from time to time, following offers to sell received subsequent to a request in such respect addressed by the company to all the holders of Class “D” shares, or in any other manner, purchase by agreement all or part of the Class “D” shares at the lowest price at which, in the opinion of the Board of Directors, such shares may be purchased; however, such price shall in no case exceed, with respect to each share so purchased, the amount represented by the consideration received by the company on the said Class “D” share for its issuance less, where applicable, the amount represented by any repayment or decrease in declared capital made by the company on such Class “D” share, prior to its purchase, plus the declared and unpaid dividends on the said Class “D” share. If only part of the issued Class “D” shares are to be purchased by agreement, the said shares shall be purchased pro rata without taking account of fractional shares, or in any other manner decided by the Board of Directors of the company.
7. Miscellaneous
7.1 For the purpose of this Schedule 1-D, the consideration received by the company for the issuance of a Class “D” share, in the case of cash, is the sum of money actually received by the company in cash with respect to the said share and, in the case of goods other than cash or in the case of services, the consideration received shall be the fair market value of such goods or services, expressed in cash as determined by the Board of Directors of the company further to the adoption of a resolution to such effect.

SCHEDULE 2
to the articles of incorporation of
CENTRE DE RECHERCHE APPLIQUÉE PHARMACEUTIQUE
CRAP INC.
     The shares in the capital stock of the company may not be transferred without the consent of (i) the directors as shown by a resolution they have adopted entered into the records of the company or (ii) the holders of the majority of the outstanding voting shares of the company.

SCHEDULE 3
to the articles of incorporation of
CENTRE DE RECHERCHE APPLIQUÉE PHARMACEUTIQUE
CRAP INC.
     The number of shareholders of the company is limited to fifty (50), not including those who are or were employees of the company or of a subsidiary of the company, within the meaning of the Quebec Companies Act.
     Any offer or invitation to the public to subscribe for shares, debentures or other securities of the company is prohibited.